Consent of Independent Registered Public Accounting Firm

The Board of Trustees
PENN Capital Funds Trust:

We consent to the use of our report dated August 28, 2018 with respect to the financial statements and financial highlights of Penn Capital Managed Alpha SMID Cap Equity Fund, Penn Capital Special Situations Small Cap Equity Fund, Penn Capital Multi-Credit High Income Fund, Penn Capital Defensive Floating Rate Income Fund and Penn Capital Defensive Short Duration High Income Fund, each a series of PENN Capital Funds Trust, incorporated herein by reference, and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" and “Financial Statements” in the Statement of Additional Information. We further consent to the references to our Firm under the heading “Independent Registered Public Accounting Firm” with respect to the, Penn Capital Micro Cap Equity Fund and Penn Capital Enterprise Value Small Cap Equity Fund in the Statement of Additional Information.

/s/ KPMG LLP

Philadelphia, Pennsylvania
October 26, 2018